LOCK-UP AGREEMENT

THIS AGREEMENT (this “Agreement”) is dated as of December 2, 2010 by and between Weikang Bio-Technology Group Company, Inc., a Nevada corporation (the “Company”), and ____________ (“Shareholder”).

WHEREAS, the Company intends to enter into a private placement financing transaction with certain accredited investors (the “Investors”) whereby the Company will issue Units composed of (i) four (4) shares of common stock of the Company, par value $.00001 per share (the “Common Stock”), (ii) a three year warrant to purchase one share of Common Stock at an exercise price of $3.60 per share, and (iii) a three year warrant to purchase one share of common Stock at an exercise price of $4.80 per share (the “Financing Transaction”).

WHEREAS, Shareholder wishes to induce the Company and the Investors to enter into the Financing Transaction.

WHEREAS, in order to induce the Company and the Investors to enter into the Financing Transaction pursuant to the Subscription Agreements dated December 2, 2010 by and among the Company and the Investors (the “Subscription Agreements”), Shareholder has agreed not to sell any shares of the Company’s Common Stock that Shareholder presently owns or may acquire after the date hereof, except in accordance with the terms and conditions set forth herein (collectively, the “Lock-Up Shares”).  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Subscription Agreement.

NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto agree as follows:

1.           Restriction on Transfer; Term.  The Shareholder hereby agrees with the Company that such Shareholder will not offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise, directly or indirectly) (each, a “transfer”), any of the Lock-Up Shares and shall not transfer such shares until a date that is nine (9) months following the final closing of the Financing Transaction (the “Period”).

2.           Ownership.  During the Period, Shareholder shall retain all rights of ownership in the Lock-Up Shares, including, without limitation, voting rights and the right to receive any dividends that may be declared in respect thereof.

3.           Company and Transfer Agent.  The Company is hereby authorized to disclose the existence of this Agreement to its transfer agent.  The Company and its transfer agent are hereby authorized to decline to make any transfer of the Common Stock if such transfer would constitute a violation or breach of this Agreement and/or the Purchase Agreement.

4.           Notices.  All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine).  If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender).  All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Company:
Weikang Bio-Technology Group Company, Inc.
No. 365 Chengde Street, Daowai District
Harbin, Heilongjiang Province, the People’s Republic of China
Attention: Yin Wang
Tel. No.: (86) 0451-88355530
Fax No.: (86) 0451-88355520

with copies (which copies shall not constitute notice to the Issuer) to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Attention:  Marc J. Ross, Esq.
Tel. No.:  (212) 930-9700
Fax No.:  (212) 930-9725

If to Shareholder,

c/o Weikang Bio-Technology Group Company, Inc.
No. 365 Chengde Street, Daowai District
Harbin, Heilongjiang Province, the People’s Republic of China
Attention: Yin Wang
Tel. No.: (86) 0451-88355530
Fax No.: (86) 0451-88355520

or to such other address as any party may specify by notice given to the other party in accordance with this Section 4.

5.           Amendment.  This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

6.           Entire Agreement.  This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.

7.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction.  This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.

8.           Waiver of Jury Trial.  EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA LOCATED IN ORANGE COUNTY AND THE FEDERAL DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN NEW YORK COUNTY OR SUCH DISTRICT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 4.

9.           Severability.  The parties agree that if any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

10.           Binding Effect; Assignment.  This Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereby.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.           Headings.  The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement.  Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.  References to the singular shall include the plural and vice versa.

12.           Counterparts.  This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document.  This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

WEIKANG BIO-TECHNOLOGY GROUP COMPANY, INC.

By:
Name: Yin Wang
Title: Chief Executive Officer

Name: